UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2008

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CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)

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PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
450 WINKS LANE, BENSALEM, PA (Address of principal executive offices)		19020 (Zip Code)

Registrant’s telephone number, including area code: (215) 245-9100

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(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 8, 2008, Charming Shoppes, Inc. (the “Company”) and The Charming Shoppes Full Value Committee (the "Committee") entered into an agreement (the “Agreement”) to resolve the proxy contest related to the Company's 2008 Annual Meeting of Shareholders (the “Annual Meeting”).  Under the terms of the Agreement, the Company agreed to nominate to its Board of Directors for election at the Annual Meeting:  two of management's nominees, Dorrit J. Bern, the Company's Chairman, President and Chief Executive Officer, and Alan Rosskamm; two of the Committee's nominees, Arnaud Ajdler and Michael C. Appel; and two experienced retail executives, Richard W. Bennet III, former Vice Chairman of The May Department Stores Company, and Michael Goldstein, former Chairman and Chief Executive Officer of Toys "R" Us, Inc.  The Company also agreed to submit, recommend and actively solicit proxies in favor of a resolution for approval by its shareholders at the annual meeting to declassify the Company’s Board of Directors.  The Company also agreed to expand the size of the Board of Directors to eleven directors, ten of whom will be independent.  By the terms of the Agreement, the Committee agreed to irrevocably withdraw its prior nominees and to terminate the proxy contest with respect to the election of directors at the annual meeting.  Also, the Company agreed that a Committee nominee would be named to each committee of the Board of Directors at the first meeting of the Board of Directors following the Annual Meeting.

In addition, the Company agreed to reimburse the Committee for actual out of pocket expenses up to a maximum of $1,000,000 incurred in the proxy contest.  The Committee and Company further agreed to the voluntary dismissal of the litigation pending in the United States District Court for the Eastern District of Pennsylvania entitled Charming Shoppes v. Crescendo Partners II, L.P., et al. and to provide mutual releases.

As a result of the Agreement, the Company adjourned its Annual Meeting until Thursday, June 26, 2008 at 10:00 a.m. (Eastern Time) to be held at the Company's headquarters located at 450 Winks Lane, Bensalem, Pennsylvania.  The Company intends to promptly revise its definitive proxy materials and resubmit them to the Securities and Exchange Commission ("SEC").  Following the SEC's review, the Company will mail the revised definitive proxy materials to all shareholders.  Shareholders of record as of March 28, 2008 will continue to be entitled to vote at and attend the Annual Meeting.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Settlement Agreement by and between Charming Shoppes, Inc. and The Charming Shoppes Full Value Committee dated as of May 8, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.

Date: May 9, 2008	By: /S/ ERIC M. SPECTER
Eric M. Specter
Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement by and between Charming Shoppes, Inc. and The Charming Shoppes Full Value Committee dated as of May 8, 2008.

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